As filed with the Securities and Exchange Commission on October 7, 1998
                                            Registration No. 333-
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                ADVANCED ENERGY INDUSTRIES, INC.
     (Exact name of registrant as specified in its charter)
             DELAWARE                           84-0846841
         (State or other                     (I.R.S. Employer
         jurisdiction of                    Identification No.)
         incorporation or
          organization)

   1625 SHARP POINT DRIVE, FORT COLLINS, COLORADO      80525
      (Address of Principal Executive Offices)      (Zip Code)


         RF POWER PRODUCTS, INC. 1992 STOCK OPTION PLAN
RF POWER PRODUCTS, INC. 1993 NON-EMPLOYEE DIRECTORS STOCK OPTION
                              PLAN
         RF POWER PRODUCTS, INC. 1995 STOCK OPTION PLAN
                    (Full title of the plans)

                         RICHARD P. BECK
                ADVANCED ENERGY INDUSTRIES, INC.
      1625 SHARP POINT DRIVE, FORT COLLINS, COLORADO  80525
             (Name and address of agent for service)
                         (970) 221-4670
  (Telephone number, including area code, of agent for service)

                         with copies to:
                       CARISSA C. W. COZE
                    THELEN REID & PRIEST LLP
  TWO EMBARCADERO CENTER, 21ST FLOOR, SAN FRANCISCO, CALIFORNIA
                           94111-3995

                      CALCULATION OF REGISTRATION FEE
 Title of securities    Amount to     Proposed      Proposed      Amount of
        to be              be          maximum      maximum      registration
     registered        registered     offering     aggregate         fee
                           (1)          price       offering
                                    per share (2)  price (2)
-----------------------------------------------------------------------------
Common Stock, $0.001   14,027 shares $   0.67      $1,561,740.87   $460.75
par value               6,582 shares     3.42
                       88,627 shares     8.75
                          494 shares     8.93
                          494 shares    10.26
                        3,292 shares    11.03
                        8,229 shares    15.01
                       28,797 shares    17.29
                        4,937 shares    17.65

(1) Pursuant to the Agreement and Plan of Merger dated as of June 1, 1998 (the "Merger Agreement"), by and among the registrant, Warpspeed, Inc. and RF Power Products, Inc. ("RF Power"), the registrant will assume all of the outstanding options to purchase common stock of RF Power granted under the RF Power Products, Inc. 1992 Stock Option Plan, RF Power Products, Inc. 1993 Non-Employee Directors Stock Option Plan and RF Power Products, Inc. 1995 Stock Option Plan. Such options will be converted into options to purchase Common Stock of the registrant, with appropriate adjustments to the number of shares and exercise price of each assumed option to reflect the ratio at which RF Power common stock will be converted into Common Stock of the registrant under the Merger Agreement.
(2) Pursuant to Rule 457(h) under the Securities Act of 1933, the aggregate offering price and the registration fee have been computed based on the fixed prices at which the options to purchase Common Stock of the registrant will be exercisable.

                             PART 1

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      This Registration Statement on Form S-8 is being filed to register the Common Stock, $0.001 par value ("Common Stock"), of Advanced Energy Industries, Inc., a Delaware corporation (the "Company"), issuable pursuant to the Company's assumption of the RF Power Products, Inc. 1992 Stock Option Plan, RF Power Products, Inc. 1993 Non-Employee Directors Stock Option Plan and RF Power Products, Inc. 1995 Stock Option Plan (collectively, the "Plans"), and certain options granted under the Plans, which Plans and options were assumed by the Company in connection with its acquisition of RF Power Products, Inc. The documents containing the information specified in Part I of Form S-8 will be or have been sent or given to participants in the Plans, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not submitted to the Securities and Exchange Commission (the "Commission") herewith in accordance with the Note to Part I of Form S-8, but (together with the documents incorporated by reference herein pursuant to Item 3 of Part II, below) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 1.   PLAN INFORMATION

     See above.

Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
INFORMATION

     See above.

                                     PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed with the Commission by the Company are incorporated by reference in this Registration
Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

      (c) The description of the Common Stock contained in the Company's registration statement on Form 8-A filed under the Exchange Act on October 12, 1995, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing (except that no document shall be deemed to be incorporated by reference herein if such document is filed after the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters securities then remaining unsold).

Item 4.   DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

      As permitted by the Delaware General Corporation Law ("DGCL"), the Company's Certificate of Incorporation, as amended (the "AE Certificate"), provides that no director shall be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law; (iii) arising from payment of dividends or approval of a stock purchase in violation of Section 174 of the DGCL; or (iv) for any action from which the director derived an improper personal benefit. While the AE Certificate provides protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the director's duty of care. Accordingly, the AE Certificate will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care. The provisions of the AE Certificate described above apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and does not apply to officers of the Company who are not directors.

      In addition, the Company's Bylaws provide that the Company shall indemnify its Executive Officers (as defined in Rule 3b-7 promulgated under the Exchange Act) and directors, and any employee who serves as an Executive Officer or director of any corporation at the Company's request, to the fullest extent permitted under and in accordance with the DGCL; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its Executive Officers and directors; and, provided further, that the Company shall not be required to indemnify any Executive Officer or director in connection with any proceeding (or part thereof) initiated by such person unless: (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the directors of the Company; (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the DGCL; or (iv) such indemnification is required to be made under Article XI, Section 43, Subsection (d) of the Company's Bylaws. Under the DGCL, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

      The Company maintains a policy of directors' and officers' liability insurance that insures the Company's directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable

Item 8.   EXHIBITS

  Number       Exhibit
       4       INSTRUMENTS DEFINING THE RIGHTS OF SECURITY
                   HOLDERS, INCLUDING INDENTURES
     4.1         Company's Restated Certificate of Incorporation *
     4.2         Company's Bylaws *
     4.3         RF Power Products, Inc. 1992 Stock Option Plan
     4.4         RF Power Products, Inc. 1993 Non-Employee
                     Directors Stock Option Plan
     4.5         RF Power Products, Inc. 1995 Stock Option Plan
       5       OPINION OF COUNSEL
      23       CONSENTS OF EXPERTS AND COUNSEL
    23.1         Consent of Independent Accountants
    23.2         Consent of Counsel (included in Exhibit 5)
      24       POWERS OF ATTORNEY (included on the Signature
                   Pages to this Registration Statement)

* Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-97188) filed September 20, 1995, as amended.

Item 9.        UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

           (1)   To  file, during any period in which  offers  or
sales  are  being  made,  a  post-effective  amendment  to   this
registration statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on October 6, 1998.

                              Advanced Energy Industries, Inc.,
                              a Delaware corporation



                              By:    /s/ Richard P. Beck
                              Name:    Richard P. Beck
                              Title:   Senior Vice President and
                                       Chief Financial Officer


                        POWER OF ATTORNEY

      Each person whose signature appears below hereby appoints Douglas S. Schatz, Hollis Caswell and Richard P. Beck, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this registration statement as the aforesaid attorney-in-fact deems appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



                             /s/ Douglas S. Schatz
Date: October 6, 1998      Douglas S. Schatz
                           President and Chief Executive Officer and Director
                           (Principal Executive Officer)



                             /s/ Richard P. Beck
Date: October 6, 1998      Richard P. Beck
                           Senior Vice President and
                           Chief Financial Officer and Director
                           (Principal Financial and Accounting Officer)

Date:                      G. Brent Backman
                           Director



                             /s/ Hollis Caswell
Date: October 6, 1998      Hollis Caswell
                           Director




Date:                      Elwood Spedden
                           Director



                             /s/ Arthur A. Noeth
Date: October 6, 1998      Arthur A. Noeth
                           Director

                               EXHIBIT INDEX

  Number       Exhibit
       4       INSTRUMENTS DEFINING THE RIGHTS OF SECURITY
                   HOLDERS, INCLUDING INDENTURES
     4.1         Company's Restated Certificate of Incorporation *
     4.2         Company's Bylaws *
     4.3         RF Power Products, Inc. 1992 Stock Option Plan
     4.4         RF Power Products, Inc. 1993 Non-Employee
                     Directors Stock Option Plan
     4.5         RF Power Products, Inc. 1995 Stock Option Plan
       5       OPINION OF COUNSEL
      23       CONSENTS OF EXPERTS AND COUNSEL
    23.1         Consent of Independent Accountants
    23.2         Consent of Counsel (included in Exhibit 5)
      24       POWERS OF ATTORNEY (included on the Signature
                   Pages to this Registration Statement)

* Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-97188) filed September 20, 1995, as amended.